UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934
November 30, 2018
Date of Report (Date of earliest event reported)

QUALCOMM Incorporated
(Exact name of registrant as specified in its charter)

Delaware
(State or other jurisdiction of incorporation)

000-19528	95-3685934
(Commission File Number)	(IRS Employer Identification No.)

5775 Morehouse Drive, San Diego, CA	92121
(Address of Principal Executive Offices)	(Zip Code)

858-587-1121
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company    ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.    ☐

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On November 30, 2018, QUALCOMM Incorporated (the “Company”) appointed Erin L. Polek to serve as its Senior Vice President, Corporate Controller and Chief Accounting Officer (Principal Accounting Officer). George S. Davis, the Company’s Executive Vice President and Chief Financial Officer, served as the Company’s Principal Accounting Officer prior to this appointment. Ms. Polek, age 44, served as the Company’s Vice President, Accounting & Reporting and Interim Co-Controller since March 2017, Vice President, Accounting & Reporting from August 2015 to March 2017, and Senior Director, Finance from April 2013 to August 2015. Ms. Polek served in various finance and accounting positions since she joined the Company in February 2006. Prior to joining the Company, she held various roles at PricewaterhouseCoopers LLP from December 1997 to January 2006. There was not and is not any arrangement or understanding between Ms. Polek and any other person pursuant to which she was selected to this position.

Ms. Polek will receive a base salary of $389,000 per year and be eligible to receive a bonus payment under the Company’s Annual Cash Incentive Plan of 40% of her base salary at target. Ms. Polek will also receive grants of restricted stock units with a grant date fair value of $460,000, of which $80,000 is a promotion grant and the remaining portion is her annual grant commensurate with her prior position. She will also be eligible to participate in standard Company benefit programs available to similarly situated officers (such as health care coverage, participation in the non-qualified deferred compensation plan (with Company match) and the charitable contribution matching program), subject to standard limitations.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: December 4, 2018	QUALCOMM Incorporated By: /s/ George S. Davis___________________ Name: George S. Davis Title: Executive Vice President and Chief Financial Officer